

NeuroOne

NeuroOne® Medical Technologies Corporation

FACT SHEET
Winter 2023
Nasdaq: NMTC
nmtc1.com

Advancing Neuroscience.

NeuroOne Medical Technologies Corporation is a medical technology company focused on the development and commercialization of a minimally invasive and high-definition/high-precision electrode technology platform used for acute diagnostics and chronic treatment across a wide range of neurologic conditions including epilepsy, Parkinson's disease, dystonia, essential tremors, and chronic pain due to failed back surgeries. NeuroOne's electrodes offer the potential to reduce the number of hospitalizations and surgical procedures, lower costs, and improve patient outcomes by offering combination diagnostic and therapeutic functions such as EEG recording and tissue ablation and/or chronic stimulation. In addition to NeuroOne's FDA-cleared EVO® diagnostic electrodes, a combination recording and radiofrequency (RF) ablation technology, OneRF®, is currently under development as the Company's first therapeutic device. Other research and development programs include revolutionary new thin-film-based (chronic) electrodes for spinal cord stimulation (SCS) and deep brain stimulation (DBS), and the potential application of the Company's technology for artificial intelligence and machine learning.

Key Investment Considerations

- **Disruptive next-generation diagnostic electrodes** advancing a new era in neuroscience; foundational technology initially **developed in collaboration with Mayo Clinic**, a shareholder of the Company.
- **Strategic partnership with Zimmer Biomet** (NYSE:ZBH, ~$27B mkt cap) to exclusively commercialize and distribute EVO® diagnostic electrodes; accelerated **payment of $3.5 million received** in August 2022.
- Potential to penetrate large disease populations including epilepsy, Parkinson's disease, and spinal cord stimulation, with total addressable markets of **$1+ billion**, **$5+ billion**, and **$10+ billion**, respectively.
- Multi-billion market opportunity for **combination devices**; potential for technology adaptation and entry into **AI and machine learning** markets.
- Platform technology with licensing potential for applications in urinary incontinence, pain management, hypertension, depression, and other related neurological disorders.
- **Ample capital resources** to support upcoming commercial and development catalysts including the commercial launch of the Evo sEEG diagnostic line, and further development of OneRF and a thin-film-based SCS electrode system.
- **Leadership with deep expertise** in medical device technology, marketing, and business development; world-class board of directors; esteemed scientific and physician advisory boards.

Key Partnerships

ZIMMER BIOMET

Zimmer Biomet Agreement

- Worldwide leader in orthopedics and robotic technology used in minimally invasive neurosurgeries
- Development and distribution agreement signed in July 2020; $2 million upfront payment and $3.5 million payment received to date
- Evo® sEEG electrode product line complementary to Zimmer's ROSA ONE® Brain platform



MAYO CLINIC

Mayo Clinic Partnership

- Mayo Clinic partnership with NeuroOne began in 2014
- Mayo Clinic began testing Evo® technology in pre-clinical models and clinical research in 2015
- First commercial human use of Evo® Cortical Electrodes performed at Mayo Clinic in November 2020
- Mayo Clinic leading neurologist Dr. Greg Worrell chairs NeuroOne Scientific Advisory Board

Fiscal Year 2023 Potential Catalysts

- Commercial launch of Evo sEEG electrodes in calendar Q1 2023.
- Continuing OneRF system and SCS electrode development; FDA submission of OneRF system in Q2 2023.
- Exploration of additional partnerships that could leverage Evo core technology.
- Exploration of new indications such as motor function, hypertension, high blood pressure, depression, and pain.

Market Snapshot

Share Price	52-Wk. Range	Avg. Vol.	Shares O/S	Market Cap
$1.47 (2/3/23)	$0.51 - $3.18	288K	16.2M	$23.8M

NeuroOne Medical Technologies Corporation | 7599 Anagram Drive Eden Prairie, MN 55344
Investor Relations Contact | 800-631-4030 | ir@nmtc1.com

Price and volume quotes from Yahoo! Finance

Evo® Cortical Electrode* (less than 30-day use)



NeuroOne offers a thin-film electrode for the diagnosis of various neurological conditions. Evo's high-definition, minimally invasive technology delivers major advantages over the limitations of legacy silicone-based electrodes, hampered by the lack of innovation and progress in electrode technology, that are still widely used today.

- 7 times thinner and 8 times lighter than typical silicone electrodes[1]
- Reduced artifact and improved signal quality[2]
- Reduced inflammation based on published testing by Mayo Clinic[3]

Evo® sEEG Electrode* (less than 30-day use)



The Evo sEEG electrode technology offers stereoelectroencephalography recording, spinal cord stimulation, brain stimulation and ablation solutions. The first clinical case using the Evo sEEG electrode was performed intraoperatively by Dr. Robert Gross at Emory University for brain mapping at the subsurface level of the brain.

- Designed to be less invasive – reduced risk of brain plunge, may require fewer brain insertions
- Improved signal quality vs. other devices[1]
- Proven implant accuracy[1]
- Automated manufacturing, precise and consistent quality[1]

*Caution U.S. Federal law restricts this device to sale by, or on the order of, a physician.

[1]NeuroOne data on file [2]Bower R., et al. December 2017. Multi-Resolution intracranial EEG rodent recording system. (Abst. 2.062) 2017. American Epilepsy Society [3]Worrell, G. et. al. December 2019. Commercial Scale Production of Thin-Film electrode arrays for Clinical Intracranial EEG. (Abst. 1.154), 2019. American Epilepsy Society)

OneRF™ Therapeutic Ablation Electrode System



OneRF is a developing technology that utilizes existing implanted sEEG diagnostic electrodes for RF ablation in nervous (brain) tissue to create tissue lesion(s). It is designed to be a safer and less expensive combination electrode, intended to improve patient outcomes, reduce procedures and overall treatment cost.

Initial Target Markets

Epilepsy — caused by a variety of conditions that affect a person's brain: stroke, brain tumor, traumatic brain injury and central nervous system infections. Estimated direct costs of epilepsy are approximately $28 billion per year.[1]

Chronic back pain (CBP) due to failed back surgeries — caused by an estimated 80,000+ "failed" back surgeries per year in the U.S.[2] Prevalence in the adult U.S. population is estimated to be over 3%; total all-cause costs for patients are estimated to be $187 billion over two years, including direct and indirect costs.[3]

Parkinson's disease — disorder of the central nervous system caused by loss of brain cells throughout various regions of the brain. Combined direct and indirect costs, including treatment, social security payments and lost income, is estimated to be nearly $52 billion per year in the U.S. alone.[4]

[1]AJMC: Examining the Economic Impact and Implications of Epilepsy [2]NIH: Comparison among pain, depression, and quality of life... [3]University of Texas Libraries: The economic burden of chronic back pain... [4]Parkinson's Foundation Statistics

Leadership

Dave Rosa, President and CEO: Three decades of experience in the medical device industry; CEO roles with early-stage companies and senior roles with C.R. Bard Inc., Boston Scientific Inc., and St. Jude Medical.

Ron McClurg, CFO: 30 years of financial leadership experience; CFO at Incisive Surgical, Wavecrest Corporation, Video Sentry Corporation, Insignia Systems, and Orthomet.

Hijaz Haris, VP of Marketing: 20 years of experience with Medtronic, the world's largest medical device company.

Mark Christianson, Co-Founder, Business Development Director, Medical Sales Liaison: 15 years of executive sales, sales management, marketing, and project management experience with development stage companies.

Steve Mertens, CTO: SVP of R&D and Operations at Nuvaira; SVP of R&D for Boston Scientific.

Camilo Diaz Botia, Director of Electrode Development: Experienced neuroengineer; led process engineering team in developing flexible neural probes for high bandwidth brain machine interfaces at Neuralink Corp., founded by Elon Musk.

Chad Wilhelmy, VP Quality and Regulatory: 20 years of experience including leadership role at HLT, Inc.